Exhibit 99.1

NEWS & INFORMATION

Tigrent Inc. Changes Trading Symbol

from TGNI to TIGE

CAPE CORAL, Fla., Oct. 29, 2009/PRNewswire-FirstCall/ — Tigrent Inc. (OTC Bulletin Board: TIGE, http://www.tigrent.com) today announced that their originally issued trading symbol has been changed from TGNI to TIGE. The Company’s common stock will trade under the symbol TIGE effective at the open of business, October 30, 2009. The Company issued a media release referencing the originally issued trading symbol yesterday.

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About Tigrent Inc.

Tigrent Inc. (OTC BB: TIGE http://www.tigrent.com) is a leading provider of practical, high-quality and value-based training, conferences, publications, technology-based tools and mentoring where customers acquire learning they can apply to accumulate wealth. Through our affiliates, Tigrent Brands, Tigrent Learning, Tigrent eLearning, and Rich Dad Education, we provide an innovative training model that imparts skills and knowledge in investing (real estate and financial instruments), entrepreneurship and personal finance. Tigrent combines a team of trainers, mentors and coaches who possess practical, hands-on experience in their areas of expertise with a rigorous instructional design methodology and proprietary content-rich advanced training courses to create rewarding customer experiences across the United States, United Kingdom, Canada and the Asia-Pacific region.

Special Note Regarding Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all statements other than those made solely with respect to historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include those factors which can be found in our Form 10-K for the year ended December 31, 2008 and our other filings with the Securities and Exchange Commission. Forward-looking statements in this press release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot provide any assurances regarding future results. We undertake no obligation to revise or update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Jane Washburn, Group Marketing Director, Tigrent Inc.
239/542-0643 x 6291
janewashburn@tigrent.com